Exhibit 4.6

SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of June 30, 2021 (the “Effective Date”), between WEST END PROPERTY II, LLC, a Tennessee limited liability company (“Seller”), and PUREGRAPHITE LLC, a Delaware limited liability company (“Purchaser”). This Agreement refers to Seller and Purchaser collectively as the “Parties.”

AGREEMENT

IN CONSIDERATION OF the mutual covenants and conditions set forth below, the Parties hereby agree as follows:

1.       Amendment. This Amendment amends that certain Purchase and Sale Agreement between the Parties with an Effective Date of April 12, 2021, as amended by that First Amendment to Purchase and Sale Agreement dated as of June 9, 2021 (collectively the “PSA”).

2.       Capitalized Terms. Capitalized terms not otherwise defined herein will have the meanings ascribed thereto in the PSA.

3.       Investigation Period. The Investigation Period is extended until the Closing Deadline of July 23, 2021, and the Deposit is refundable to Purchaser if the Purchaser, for any reason, is dissatisfied with the Property and gives the Termination Notice prior to the Closing Deadline.

4.       Conditions Precedent. Seller and Purchaser waive the resolution of the Conditions Precedent (as described in Section 4 of the PSA) until the Closing Deadline.

5.       PSA. Except as expressly set forth herein, all terms and conditions of the PSA remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Seller has entered into this Second Amendment as of the date first set forth above.

SELLER:

WEST END PROPERTY II, LLC, a Tennessee limited liability company

Date: June 29, 2021	By:
James K. White III, Chief Manager

[Signature Page Continues]

IN WITNESS WHEREOF, the Purchaser has entered into this Second Amendment as of the date first set forth above.

PURCHASER:

PUREGRAPHITE LLC, a Delaware limited liability company

Date: June 29, 2021	By:
John Christopher Burns, CEO

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